UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019

Friedman Industries, Incorporated

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-07521 (Commission File Number)	74-1504405 (IRS Employer Identification No.)

1121 Judson Rd., Suite 124 Longview, Texas (Address of principal executive offices)		75601 (Zip Code)

(903) 758-3431 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	FRD	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 12, 2019, Michael J. Taylor, age 60, was elected by the Board of Directors of the Company to serve as President and Chief Executive Officer of the Company, effective immediately. Mr. Taylor has served as the Interim President and Interim Chief Executive Officer since February 12, 2019 and has served as a director of the Company since December 2016 and as Chairman of the Board of Directors since June 2017. Mr. Taylor will continue to serve as a director of the Company and Chairman of the Board. Prior to joining the Company in December 2016 and his prior retirement, Mr. Taylor served as President of Cargill Metals Supply Chain, a large steel processing distribution company, from 2003 to 2014. The Company believes that Mr. Taylor’s extensive experience and knowledge of the steel industry gained during his 33 year career in that industry will be a vital asset in his leadership role and qualify him to serve as the Company’s President and Chief Executive Officer.

Mr. Taylor’s compensation remains the same as that previously disclosed on Form 8-K/A filed with the SEC on March 19, 2019, which is incorporated herein by reference.

There are no arrangements or understandings between Mr. Taylor and any other persons pursuant to which Mr. Taylor was named President and Chief Executive Officer of the Company. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Taylor and any director or executive officer of the Company, and there are no transactions between Mr. Taylor and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 12, 2019, Friedman Industries, Incorporated (the “Company”) held its Annual Meeting of Shareholders. At the meeting, the shareholders voted on the election of six directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. The six nominees of the Board of Directors of the Company were elected at the meeting. The number of shares voted for and withheld with respect to each of the nominees were as follows:

Nominee	Shares Voted For	Shares Withheld
Michael J. Taylor	3,399,655	484,780
Durga D. Agrawal	3,415,117	469,318
Max Reichenthal	3,143,731	740,704
Joel Spira	3,424,466	459,969
Tim Stevenson	3,475,916	408,519
Joe L. Williams	3,237,689	646,746

The shareholders also voted on the following non-binding, advisory resolution regarding the compensation of the Company’s executive officers: “Resolved, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2019 proxy statement pursuant to the disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Summary Compensation Table and related discussion).” The number of the shares that were voted for, voted against or abstained from voting on the approval of the non-binding, advisory resolution regarding the compensation of the Company’s executive officers are as follows:

Shares
For	3,599,521
Against	241,383
Abstain	43,531

The shareholders also voted on a non-binding, advisory proposal regarding whether the non-binding shareholder advisory vote on executive compensation should occur every one, two or three years. The number of the shares that were voted for every one year, two years or three years, or abstained from voting on the non-binding, advisory proposal regarding the frequency of the non-binding shareholder advisory vote on executive compensation are as follows:

Shares
1 Year	3,152,953
2 Years	8,714
3 Years	707,704
Abstain	15,064

The shareholders also voted to ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020. The number of the shares that were voted for, voted against or abstained from voting on the ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020 are as follows:

Shares
For	5,985,067
Against	64,480
Abstain	30,327

The shareholders also voted to approve amendments to the Friedman Industries, Incorporated 2016 Restricted Stock Plan. The number of the shares of Common Stock represented at the meeting that were voted for, voted against, or abstained from voting on the approval of the amendments to the Friedman Industries, Incorporated 2016 Restricted Stock Plan are set forth below:

Shares
For	3,435,874
Against	451,563
Abstain	50,881

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     September 18, 2019

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Alex LaRue
Alex LaRue
Chief Financial Officer - Secretary and Treasurer